QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

PRICE LEGACY CORPORATION

ARTICLES OF AMENDMENT AND RESTATEMENT

           I.  Price Legacy Corporation, a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

          II.  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

        FIRST:    The name of the corporation (which is hereinafter called the "Corporation") is:

Price Legacy Corporation

        SECOND:    Unless otherwise provided in this charter of the Corporation (the "Charter"), all capitalized terms used herein shall have the respective meanings ascribed thereto in Article TENTH hereof.

        THIRD:    (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1)   To engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

          (2)   To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

        (b)   The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

        FOURTH:    The present address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

        FIFTH:    The name and address of the resident agent of the Corporation in this State are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

        SIXTH:    (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 150,000,000 shares of capital stock, amounting in the aggregate to a par value of $47,079.5169, of which 106,931,723 shares are classified as "Common Stock", par value $.0004 per share (the "Common Stock"), 27,849,771 shares are classified as "8 3/4% Series A Cumulative Redeemable Preferred Stock", par value $.0001 per share (the "Series A Preferred Stock"), and 15,218,506 shares are classified as "6.82% Series 1 Cumulative Redeemable Preferred Stock", par value $.0001 per share

(the "Series 1 Preferred Stock"). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SIXTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph, as the same may be amended from time to time. Without any action by the stockholders of the Corporation, the Corporation may amend the Charter to increase or decrease the aggregate number of shares of capital stock or of any class or any series that the Corporation has authority to issue with the prior approval of the majority of the Board of Directors.

        (b)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

          (1)   Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

          (2)   Subject to the provisions of law and any preferences of any class of stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

          (3)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock herein or hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

        (c)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

          (1)   Distributions.

            a.     The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series A Preferred Stock equal to $1.40 per annum (or at the rate of 8 3/4% per annum of the Series A Liquidation Preference). Such distributions shall accrue and be cumulative from August 1, 1998, whether or not in any Series A Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series A Distribution Payment Dates, commencing on November 15, 1998. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series A Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series A Distribution Periods may be declared and paid at any time, without reference to any regular Series A Distribution Payment Date, to holders of record on the Series A Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

            b.     The amount of distributions payable per share of Series A Preferred Stock for each full Series A Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series A Preferred Stock for any period shorter or longer than a full Series A Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series A Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series A Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Stock that may be in arrears.

            c.     So long as any of the shares of Series A Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series A Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Series A Distribution Periods terminating on or prior to the Series A Distribution Payment Date with respect to such class or series of Series A Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series A Preferred Stock and all distributions declared upon any other class or series of Series A Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Series A Parity Stock.

            d.     Unless full distributions on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series A Distribution Periods and the then current Series A Distribution Period (i) except as set forth in Section 1(c) above, no distributions (other than in Series A Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series A Junior Stock or Series A Parity Stock, and (ii) no Series A Junior Stock or Series A Parity Stock (including less than all of the Series A Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series A Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the

    Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

            e.     Notwithstanding anything contained herein to the contrary, no distributions on shares of Series A Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

            f.      Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Stock, if not paid on the applicable Series A Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series A Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

            g.     If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any portion (the "Capital Gain Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Distributions"), then the portion of the Capital Gain Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Distributions.

          (2)   Liquidation Preference.

            a.     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series A Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive Sixteen Dollars ($16.00) per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of Series A Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock have been paid the preferential amounts aforesaid in full, no payment will be made to any holder of Series A Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series A Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Series A Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            b.     Subject to the rights of the holders of any shares of Series A Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Series A Parity Stock, as provided in this Section 2, any other series or class or classes of Series A Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Series A Parity Stock shall not be entitled to share therein.

            c.     In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

          (3)   Redemption.

            a.     Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2003. On and after August 15, 2003, the Corporation, at its option, may redeem shares of Series A Preferred Stock in whole or, from time to time, in part, at the Series A Redemption Price.

            b.     Notwithstanding the foregoing, the outstanding shares of Series A Preferred Stock may be redeemed in whole, but not in part, at the Series A Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

            c.     Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series A Call Date"). The Series A Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series A Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series A Preferred Stock payable in cash on the Series A Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series A Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series A Call Date falls after a distribution Series A Record Date and prior to the corresponding Series A Distribution Payment Date, then each holder of Series A Preferred Stock at the close of business on such distribution Series A Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Distribution Payment Date notwithstanding the redemption of such shares prior to such Series A Distribution Payment Date. Except as provided above, the

    Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series A Preferred Stock called for redemption.

            d.     If the Corporation shall redeem shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series A Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

            e.     Each such mailed or published notice shall state, as appropriate: (i) the Series A Call Date; (ii) the Series A Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places at which the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Series A Redemption Price; and (v) that distributions on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Series A Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series A Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, from and after the Series A Call Date, including all accumulated, accrued and unpaid distributions to the Series A Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Series A Call Date after a distribution Series A Record Date and prior to the related Series A Distribution Payment Date, holders of Series A Preferred Stock on the distribution Series A Record Date will be entitled on such Series A Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series A Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series A Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

            f.      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A Preferred Stock held of record by each holder of such shares, pro rata (or as nearly as may be practicable) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holders thereof.

          (4)   Status of Acquired Stock.    All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock.

          (5)   Ranking.    Any class or series of capital stock of the Corporation shall be deemed to rank:

            a.     prior or senior to the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock, "Series A Senior Stock");

            b.     on a parity with the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series of stock and the Series A Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series A Parity Stock"); and

            c.     junior to the Series A Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series A Junior Stock").

          (6)   Voting Rights.

            a.     In any matter in which the Series A Preferred Stock is entitled to vote as expressly provided herein, each share of Series A Preferred Stock shall be entitled to one-tenth (1/10) of one vote, except that when any other class or series of preferred stock shall have the right to vote together with the Series A Preferred Stock as if they were a single class on any matter, then the Series A Preferred Stock and such other class or series shall have with respect to such matters one (1) vote per $16.00 of stated liquidation preference and fractional votes (insofar as may be remaining after accumulation of all fractional votes of any record holder) shall be ignored.

            b.     The holders of the Series A Preferred Stock shall have the right to vote with the Common Stock on all matters on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series A Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

            c.     If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly distribution, mean that any such distribution has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2) (if not already increased by reason of a similar arrearage with respect to any Series A Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other class or series of Series A Parity Stock (any other such class or series, the "Voting Preferred Stock") entitled to vote on the matter, voting together as if they were a single class, shall be entitled, in order to fill the vacancies thereby created, to elect two (2) additional directors at the next annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, called as hereinafter provided, and at each succeeding annual meeting at which their respective successors are to be elected. Each such director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly-executed, valid, binding and enforceable letter of resignation from the Board, to be effective immediately upon the date on which all arrears in distributions on the Series A Preferred Stock and the Voting Preferred Stock then outstanding and holding similar rights in respect of the election of additional directors shall have been paid and distributions thereon for the current quarterly distribution period shall have been paid or declared and set apart for payment, whereupon the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six (6) quarterly distributions), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock and the Voting Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders at which their respective successors are to be elected. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Director elected by the holders of the Series A Preferred Stock and such Voting Preferred Stock or the successor of such remaining Director, to serve for the remainder of the term of the director creating the vacancy, subject however to earlier resignation as herein provided.

            d.     So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series A Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series A Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series A Preferred Stock, or (y) any increase in the amount of authorized Series A Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series A Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series A Preferred Stock are outstanding.

          (7)   Restrictions on Transfer, Acquisition and Redemption of Shares.    The Series A Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series A Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series A Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

          (8)   Severability of Provisions.    If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        (d)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series 1 Preferred Stock:

          (1)   Distributions.

            a.     The holders of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series 1 Preferred Stock equal to $1.16 per annum (or at the rate of 6.82% per annum of the Series 1 Liquidation Preference). Such distributions shall accrue and be cumulative from March 12, 2004, whether or not in any Series 1 Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series 1 Distribution Payment Dates, commencing on August 15, 2004 (it being acknowledged that (i) any distribution accruing prior to commencement of the first full Series 1 Distribution Period following the initial issuance of shares of Series 1 Preferred Stock (the "Initial Stub Distribution") need not and may not be declared or paid or set aside for payment at any earlier date, and shall instead be included with the declaration and payment of the distribution to be declared and paid in respect of the first full Series 1 Distribution Period following the initial issuance of shares of Series 1 Preferred Stock, and (ii) regular distributions in respect of the Series A Preferred Stock may be declared or declared and set aside for payment, and paid on the first Series A Distribution Payment Date following the initial issuance of the Series 1 Preferred Stock, for the period following such issuance and prior to the commencement of the first full Series 1 Distribution Period, anything herein to the contrary notwithstanding, and the same shall not result in any violation or conflict with the terms applicable to the Series 1 Preferred Stock, and (iii) neither such delay in payment nor any interim regular dividend payments on the Series A Preferred Stock during such delay shall otherwise impact the rank of the Series 1 Preferred Stock). Each such distribution shall be payable in arrears to the holders of record of the Series 1 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series 1 Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series 1 Distribution Periods may be declared and paid at any time, without reference to any regular Series 1 Distribution Payment Date, to holders of record on the Series 1 Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series 1 Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series 1 Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

            b.     The amount of distributions payable per share of Series 1 Preferred Stock for each full Series 1 Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series 1 Preferred Stock for any period shorter or longer than a full Series 1 Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series 1 Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series 1 Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series 1 Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series 1 Preferred Stock that may be in arrears.

            c.     So long as any of the shares of Series 1 Preferred Stock are outstanding, no distributions, except (x) as described in Section 1(a) above in respect of distributions declared or paid or set apart for payment in respect of the Series A Preferred Stock notwithstanding the failure to declare or pay or set aside for payment the Initial Stub Distribution and (y) as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series 1 Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series 1 Preferred Stock for all Series 1 Distribution Periods terminating on or prior to the Series 1 Distribution Payment Date with respect to such class or series of Series 1 Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series 1 Preferred Stock and all distributions declared upon any other class or series of Series 1 Parity Stock (except as otherwise provided for hereinabove) shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 Preferred Stock and accumulated, accrued and unpaid on such Series 1 Parity Stock.

            d.     Unless full distributions on the Series 1 Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series 1 Distribution Periods and the then current Series 1 Distribution Period (i) except (x) as described in Section 1(a) above in respect of the distributions declared or paid or set apart for payment in respect of the Series A Preferred Stock notwithstanding the failure to declare or pay or set aside for payment the Initial Stub Distribution, and (y) as otherwise set forth in Section 1(c) above, no distributions (other than in Series 1 Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series 1 Junior Stock or Series 1 Parity Stock, and (ii) no Series 1 Junior Stock or Series 1 Parity Stock (including less than all of the Series 1 Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series 1 Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

            e.     Notwithstanding anything contained herein to the contrary, no distributions on shares of Series 1 Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

            f.      Notwithstanding anything contained herein to the contrary, distributions on the Series 1 Preferred Stock, if not paid on the applicable Series 1 Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series 1 Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

            g.     If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any Capital Gain Amount with respect to the Total Distributions, then the portion of the Capital Gain Amount that shall be allocable to holders of the Series 1 Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series 1 Preferred Stock for the year bears to the Total Distributions.

          (2)   Liquidation Preference.

            a.     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series 1 Junior Stock, the holders of shares of Series 1 Preferred Stock shall be entitled to receive Seventeen Dollars ($17.00) per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of Series 1 Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series 1 Preferred Stock have been paid the preferential amounts aforesaid in full, no payment will be made to any holder of Series 1 Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series 1 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series 1 Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 1 Preferred Stock and any such other Series 1 Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series 1 Preferred Stock and any such other Series 1 Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            b.     Subject to the rights of the holders of any shares of Series 1 Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series 1 Preferred Stock and any Series 1 Parity Stock, as provided in this Section 2, any other series or class or classes of Series 1 Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 1 Preferred Stock and any Series 1 Parity Stock shall not be entitled to share therein.

            c.     In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

          (3)   Redemption.

            a.     Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series 1 Preferred Stock shall not be redeemable by the Corporation prior to March 12, 2005. On and after March 12, 2005, the Corporation, at its option, may redeem shares of Series 1 Preferred Stock in whole or, from time to time, in part, at the Series 1 Redemption Price.

            b.     Notwithstanding the foregoing, the outstanding shares of Series 1 Preferred Stock may be redeemed in whole, but not in part, at the Series 1 Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

            c.     Shares of Series 1 Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series 1 Call Date"). The Series 1 Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series 1 Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series 1 Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series 1 Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series 1 Preferred Stock payable in cash on the Series 1 Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series 1 Call Date on the Series 1 Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series 1 Call Date falls after a distribution Series 1 Record Date and prior to the corresponding Series 1 Distribution Payment Date, then each holder of Series 1 Preferred Stock at the close of business on such distribution Series 1 Record Date shall be entitled to the distribution payable on such shares on the corresponding Series 1 Distribution Payment Date notwithstanding the redemption of such shares prior to such Series 1 Distribution Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series 1 Preferred Stock called for redemption.

            d.     If the Corporation shall redeem shares of Series 1 Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series 1 Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series 1 Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

            e.     Each such mailed or published notice shall state, as appropriate: (i) the Series 1 Call Date; (ii) the Series 1 Redemption Price; (iii) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places at which the certificates evidencing the shares of Series 1 Preferred Stock are to be surrendered for payment of the Series 1 Redemption Price; and (v) that distributions on the shares of Series 1 Preferred Stock to be redeemed shall cease to accrue on such Series 1 Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series 1 Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series 1 Preferred Stock so called for redemption, from and after the Series 1 Call Date, including all accumulated, accrued and unpaid distributions to the Series 1 Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series 1 Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series 1 Preferred Stock called for redemption (except that, in the case of a Series 1 Call Date after a distribution Series 1 Record Date and prior to the related Series 1 Distribution Payment Date, holders of Series 1 Preferred Stock on the distribution Series 1 Record Date will be entitled on such Series 1 Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series 1 Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series 1 Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series 1 Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series 1 Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series 1 Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series 1 Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

            f.      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series 1 Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series 1 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series 1 Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series 1 Preferred Stock held of record by each holder of such shares, pro rata (or as nearly as may be practicable) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series 1 Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series 1 Preferred Stock shall be issued without cost to the holders thereof.

          (4)   Status of Acquired Stock.    All shares of Series 1 Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series 1 Preferred Stock.

          (5)   Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

            a.     prior or senior to the Series 1 Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 1 Preferred Stock (such stock, "Series 1 Senior Stock");

            b.     on a parity with the Series 1 Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series 1 Preferred Stock, or if the holders of such class or series of stock and the Series 1 Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series 1 Parity Stock"); and

            c.     junior to the Series 1 Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series 1 Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series 1 Junior Stock").

          (6)   Voting Rights.    Holders of the Series 1 Preferred Stock will not have any voting rights.

          (7)   Restrictions on Transfer, Acquisition and Redemption of Shares.    The Series 1 Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series 1 Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series 1 Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series 1 Preferred Stock of any other term or provision of the Charter.

          (8)   Severability of Provisions.    If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series 1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series 1 Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series 1 Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        (e)   Subject to the foregoing and to the provisions of Article TENTH, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (1)   The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

          (2)   Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (3)   Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4)   Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5)   Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (6)   The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (7)   Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

          (8)   Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

        (f)    For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (1)   prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (2)   on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (3)   junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

        SEVENTH:    (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be four (4), and the number of directors of the Corporation may be increased or decreased pursuant to the Bylaws, or as provided in the Charter, of the Corporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the directors who shall serve until the next annual meeting and until their successors are duly elected and qualified are:

Jack McGrory
Murray Galinson
James F. Cahill
Keene Wolcott

        (b)   The members of the Board of Directors, other than any directors entitled to be elected from time to time by any special or particular holders or class(es) or series of capital stock outstanding from time to time, shall be elected by the holders of the Common Stock and the Series A Preferred Stock and any holders or other class(es) or series of capital stock that have the right to vote from time to time with the holders of the Common Stock generally in the election of directors, all voting together as a single class.

        (c)   Except as may otherwise be provided with respect to any rights of holders of any capital stock to elect directors, or in any agreement relating to a right to designate nominees for election to the Board of Directors, any vacancy on the Board of Directors shall be filled by the affirmative vote of the majority of the remaining directors, even though less than a quorum, for the term of office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified by vote of the holders of the Common Stock and the holders of any other shares of capital stock entitled to vote with the Common Stock on the election of directors; provided, however, that if any such vacancy among the directors results from the removal of a director, the vacancy may be filled by the directors as aforesaid, subject, however, to the approval of the stockholders entitled to vote on the election of such directors at the next annual meeting of stockholders or at a special meeting called for that purpose.

        (d)   Any director, or the entire Board of Directors, may be removed from office at any time, but in any case only for cause, (i) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors, or (ii) in the case of a director or directors elected by specific holders, in accordance with the terms applicable to such holders, or (iii) in the case of a director or directors elected by one or more specific class(es) or series of capital stock then still entitled to vote in the election of such directors, by the affirmative vote of the holders of a majority of the outstanding shares of such class(es) or series. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

        (e)   During any period when any specific holders or the holders of any class(es) or series have the right to elect additional directors as provided for or fixed pursuant to the terms or provisions applicable to such capital stock or the specific holders or class(es) or series thereof, then, and unless otherwise provided for in such terms, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and such holders or the holders of such class(es) or series, as the case may be, shall be entitled to elect the additional directors so provided for or fixed pursuant to said terms; (ii) each additional director shall serve until such director's successor shall have been duly elected and qualified or until such director's right to hold such office terminates pursuant to said terms, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal; and (iii) any vacancy occurring among the directors elected by any specific holders, or by one or more specific class(es) or series of capital stock, may be filled by the remaining directors elected by such holders or class(es) or series of capital stock, as the case may be. Except as otherwise provided by the terms and provisions of the Charter applicable to such holders or class(es) or series of capital stock, whenever such holders or such class(es) or series of capital stock having such right to elect additional directors are divested of such right pursuant to the provisions applicable to such holders or class(es) or series, as the case may be, the term of office of all such additional directors so elected, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be automatically reduced accordingly.

        EIGHTH:    (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

          (1)   The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, subject to the limitations set forth in the Charter or the Bylaws.

          (2)   No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, (A) shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding, or (B) shall, other than the holders of Series A Preferred Stock, be entitled to the appraisal rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL.

          (3)   The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors; and to determine any other matter relating to the business and affairs of the Corporation.

          (4)   Except as provided in Article SIXTH, Section (c), notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of all the votes entitled to be cast on the matter, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter.

          (5)   The Corporation shall indemnify (A) its present or former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          (6)   To the fullest extent permitted by Maryland law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (7)   The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock.

          (8)   The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

          (9)   Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, and except as otherwise prohibited herein, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

        (b)   The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

        NINTH:    The duration of the Corporation shall be perpetual.

        TENTH:    (a) Definitions.    As used in the Charter, the following terms shall have the following meanings:

        "Affiliate" of a person means a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

        "Beneficial Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Corporation's capital stock.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Capital Gain Amount" shall have the meaning set forth in Article SIXTH, Section (c)(1)g.

        "Capital Shares" shall mean shares of the Corporation's capital stock, whether common, preferred, preference, special or other stock, or a combination thereof.

        "Change of Control" shall mean one or more of the following transactions unless the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation): (i) a merger or consolidation of the Corporation with or into another entity or the merger of another entity with or into the Corporation; (ii) a tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting capital stock of the Corporation; (iii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Corporation is exchanged for capital stock of another corporation; or (iv) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

        "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (c)(6) of this Article.

        "Charter" shall have the meaning set forth in the preamble hereto.

        "Code" shall have the meaning set forth in Article THIRD hereto. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

        "Common Stock" shall mean the Common Stock, $.0004 par value per share, of the Corporation.

        "Constructive Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        "Corporation" shall have the meaning set forth in Article FIRST hereto.

        "Event" shall have the meaning set forth in Article SIXTH, Section (c)(6)d hereto.

        "Initial Stub Distribution" shall have the meaning set forth in Article SIXTH, Section (d)(1)a hereto.

        "IRS" means the United States Internal Revenue Service.

        "Market Value" shall mean the last reported sales price of the applicable Capital Shares on the trading day immediately preceding the relevant date, as reported on the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are traded on the trading day immediately preceding the relevant date, or if the applicable Capital Shares are not then traded over any such exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

        "MGCL" shall mean the Maryland General Corporation Law.

        "Ownership Limit" shall mean 5% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation. The number and value of the outstanding Capital Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

        "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of any Capital Shares provided that the ownership of Capital Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the Purported Record Transferee, unless such Purported Record Transferee would have acquired or owned any Capital Shares for another Person who is the beneficial transferee or owner of such Capital Shares, in which case the Purported Beneficial Transferee shall be such Person.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the record holder of the Capital Shares if such Transfer had been valid under Section (b)(1) of this Article.

        "REIT" shall have the meaning set forth in Article THIRD hereto.

        "Restriction Termination Date" shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

        "Series A Call Date" shall have the meaning set forth in Article SIXTH, Section (c)(3)c hereto.

        "Series A Distribution Payment Date" shall mean, with respect to each Series A Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing on November 15, 1998; provided, however, that if any Series A Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Series A Distribution Payment Date shall be paid on the Business Day immediately following such Series A Distribution Payment Date.

        "Series A Distribution Periods" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series A Distribution Period.

        "Series A Junior Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)c hereto.

        "Series A Liquidation Preference" shall mean a price per share equal to Sixteen Dollars ($16.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

        "Series A Parity Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)b hereto.

        "Series A Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

        "Series A Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; provided, however, that such Series A Record Date shall be the first day of the calendar month in which the applicable Series A Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series A Distribution Payment Date.

        "Series A Redemption Price" shall mean a price per share equal to Sixteen Dollars ($16.00) together with accrued and unpaid distributions, if any, thereon to the Series A Call Date.

        "Series A Senior Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)a hereto.

        "Series 1 Call Date" shall have the meaning set forth in Article SIXTH, Section (d)(3)c hereto.

        "Series 1 Distribution Payment Date" shall mean, with respect to each Series 1 Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing August 15, 2004; provided, however, that if any Series 1 Distribution Payment Date falls on any day other than a

Business Day, the distribution payment due on such Series 1 Distribution Payment Date shall be paid on the Business Day immediately following such Series 1 Distribution Payment Date.

        "Series 1 Distribution Periods" shall mean (except for the initial Series 1 Distribution Period) quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series 1 Distribution Period.

        "Series 1 Junior Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)c hereto.

        "Series 1 Liquidation Preference" shall mean a price per share equal to Seventeen Dollars ($17.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares)..

        "Series 1 Parity Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)b hereto.

        "Series 1 Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

        "Series 1 Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; provided, however, that such Series 1 Record Date shall be the first day of the calendar month in which the applicable Series 1 Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series 1 Distribution Payment Date.

        "Series 1 Redemption Price" shall mean a price per share equal to Seventeen Dollars ($17.00) together with accrued and unpaid distributions, if any, thereon to the Series 1 Call Date.

        "Series 1 Senior Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)a hereto.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation.

        "Total Distributions" shall have the meaning set forth in Article SIXTH, Section (b)(1)g hereto.

        "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Shares), and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

        "Trust" shall mean each of the trusts provided for in Section (c) of this Article.

        "Trustee" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee appointed by the Corporation.

        "Voting Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (c)(6)c hereof or Article SIXTH, Section (d)(6)b hereof, as applicable.

        (b)   Restriction on Ownership and Transfers.

          (1)   Prior to the Restriction Termination Date:

            a.     except as provided in Section (i) of this Article, no Person shall Beneficially Own Capital Shares in excess of the Ownership Limit;

            b.     except as provided in Section (i) of this Article, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation; and

            c.     no Person shall Beneficially or Constructively Own Capital Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

          (2)   At any time prior to the Restriction Termination Date, if any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are then traded) or other event (including value fluctuations) occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, (1) then that number of Capital Shares that otherwise would cause such Person to violate Section (b)(1) of this Article (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (c) of this Article, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Capital Shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, then the Transfer of that number of Capital Shares that otherwise would cause any Person to violate Section (b)(1) of this Article shall be void ab initio, and each of the Purported Beneficial Transferee shall have no rights in such Capital Shares.

          (3)   Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are then traded) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Shares.

          (4)   It is expressly intended that the restrictions on ownership and Transfer described in this Section (b) of this Article shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Shares of the Corporation.

        (c)   Transfers of Capital Shares in Trust.

          (1)   Upon any purported Transfer or other event described in Section (b)(2) of this Article, such Capital Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section (b)(2) of this Article. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section (c)(6) of this Article.

          (2)   Capital Shares held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Capital Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Capital Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Capital Shares held in the Trust.

          (3)   The Trustee shall have all voting rights and rights to dividends with respect to Capital Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Shares held in the Trust and, subject to Maryland law, effective as of the date the Capital Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Shares prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Charter to the contrary, until the Corporation has received notification that the Capital Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          (4)   Within 20 days of receiving notice from the Corporation that Capital Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Capital Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Capital Shares will not violate the ownership limitations set forth in Section (b)(1) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section (c)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Capital Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Capital Shares have been transferred to the Trustee, such Capital Shares are sold by a Purported Record Transferee then (i) such Capital Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Capital Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section (c)(4), such excess shall be paid to the Trustee upon demand.

          (5)   Capital Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (ii) the Market Value on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Capital Shares held in the Trust pursuant to Section (c)(4) of this Article. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Shares shall thereupon be paid to the Charitable Beneficiary.

          (6)   By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Capital Shares held in the Trust would not violate the restrictions set forth in Section (b)(1) of this Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

        (d)   Remedies for Breach.    If the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section (b) of this Article or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Shares of the Corporation in violation of Section (b) of this Article, the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Capital Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section (b)(1) of this Article, shall automatically result in the transfer to a Trust or be void ab initio as described in Section (b)(2) of this Article and any Transfer in violation of Section (b)(3) of this Article shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

        (e)   Notice of Restricted Transfer.    Any Person who acquires or attempts to acquire Capital Shares in violation of Section (b) of this Article or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section (b)(2) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

        (f)    Owners Required To Provide Information.    Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or a Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Capital Shares on the Corporation's status as a REIT and to ensure compliance with Section (b)(1) of this Article or as otherwise permitted by the Board of Directors.

        (g)   Remedies Not Limited.    Nothing contained in this Article (but subject to Section (b)(1) of this Article and Section (a)(8) of Article EIGHTH) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        (h)   Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section (a) of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it (subject, however, to the provisions of Section (1) of this Article). In the event this Article requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section (b) of this Article) acquired Beneficial or Constructive Ownership of Capital Shares in violation of Section (b)(1) of this Article, such remedies (as applicable) shall apply first to the Capital Shares which, but for such remedies, would have been actually owned by such Person, and second to Capital Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Shares based upon the relative value of the Capital Shares held by each such Person.

        (i)    Exceptions.

          (1)   Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Capital Shares in excess of the Ownership Limit if the Board of Directors determines that such exemption will not cause any individual's Beneficial Ownership of such Capital Shares to violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

          (2)   Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Capital Shares in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, the inability of the Board of Directors to make the determination described in this Section (i)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would adversely affect the characterization of an amount of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year that would not cause the Corporation to fail to qualify as a REIT under the Code.

          (3)   Prior to granting any exception pursuant to Section (i)(1) or (2) of this Article to any Person, the Board of Directors may require (i) a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; and (ii) such Person to make certain representations or undertakings, or to agree that any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Section (b) of this Article) will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article.

          (4)   Prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

            a.     After giving effect to any such increase, five Beneficial Owners of Capital Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section (i) of this Article) Beneficially Own, in the aggregate, more than 49% of the Capital Shares;

            b.     The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

            c.     Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

        (j)    Legend.    Each certificate for Capital Shares shall bear substantially the following legend in addition to any legends required to comply with the MGCL and applicable federal and state securities laws:

      "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office."

        (k)   Severability.    If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        (l)    Inter-Dealer Quotation Systems and National Securities Exchanges.    Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of any automated inter-dealer quotation system or national securities exchange. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article.

        (m)  The provisions of this Article shall apply to the Capital Shares notwithstanding any contrary provisions of the Capital Shares (or any of them) provided elsewhere in this Charter.

        ELEVENTH:    Every four (4) shares of Common Stock, par value $.0001 per share, of the Corporation which are issued and outstanding immediately prior to the time at which these Articles of Amendment and Restatement become effective (the "Effective Time") shall, at the Effective Time, be changed into one (1) issued and outstanding share of Common Stock, par value $.0004 per share. No fractional shares of Common Stock of the Corporation resulting from such change will be or remain issued or outstanding following the Effective Time and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof, upon the Effective Time, cash in the fair value of such fractional shares, in the amount of $3.89 per each .25 fractional share. Those shares of Common Stock representing the difference between the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and the number of shares of Common Stock issued and outstanding immediately upon the Effective Time, shall be returned to, and shall be and become, authorized and unissued shares of Common Stock, par value $.0004 per share. Immediately upon the Effective Time, each certificate representing shares of Common Stock will continue to be valid but will be deemed for all corporate purposes after the Effective Time, until such certificate is surrendered in accordance with procedures established by the Corporation, to evidence ownership of Common Stock in the appropriately reduced whole number of shares and the right to receive cash instead of fractional shares. Upon the proper surrender of such certificates, new certificates representing the appropriate number of whole shares of Common Stock after the change described above will be issued by the Corporation. Notwithstanding Article SEVENTH above, the holders of the Series A Preferred Stock shall be entitled to elect separately four (4) directors, until such time as the Board of Directors, by the unanimous vote of the members thereof, shall have adopted a resolution to the effect that such right is terminated. The directors in office upon such termination and who had been so elected shall thereafter remain in office until the next annual meeting of stockholders and until their successors have been duly elected and shall qualify, or until their earlier resignation or death, or removal in the manner otherwise provided for herein for the removal of directors elected by stockholders entitled to vote generally in the election of directors.

        III.  The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         IV.  The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing amendment and restatement of the charter.

           V.  The name and address of the Corporation's current resident agent is as set forth in Article FIFTH of the foregoing amendment and restatement of the charter.

        VI.  The current number of directors of the Corporation and the names of the directors currently in office are as set forth in Article SEVENTH of the foregoing amendment and restatement of the charter.

       VII.  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 150,000,000, consisting of 94,691,374 shares of Common Stock, par value $.0001 per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share, and 27,458,855 shares of 9% Series B Junior Convertible Redeemable Preferred Stock, par value $.0001 per share. The aggregate par value of all shares of stock having par value was $15,000.

     VIII.  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 150,000,000, consisting of 106,931,723 shares of Common Stock, par value $.0004 per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share, and 15,218,506 shares of 6.82% Series 1 Cumulative Redeemable Preferred Stock, $.0001 par value per share. The aggregate par value of all authorized shares of stock having par value is $47,079.5169.

        IX.  These Articles of Amendment and Restatement will be effective at 5:00 p.m. Eastern Time on the date of filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland.

          X.  The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 12th day of March, 2004.

/s/ ROBERT M. SIORDIA		/s/ JACK MCGRORY
Name:	Robert M. Siordia	Name:	Jack McGrory
Title:	Secretary	Title:	President

QuickLinks

PRICE LEGACY CORPORATION ARTICLES OF AMENDMENT AND RESTATEMENT